OMNIBUS AMENDMENT AND WAIVER

This OMNIBUS AMENDMENT AND WAIVER (this “Amendment”), dated as of September 18, 2006, is entered into by and between SCIENCE DYNAMICS CORPORATION, a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending and amending and restating and waiving certain terms of (i) the Amended and Restated Secured Convertible Term Note, issued as of February 11, 2005 and amended and restated as of July 21, 2006 (as amended and restated, amended, modified and supplemented from time to time, the “Term Note”) by the Company to Laurus, (ii) the Securities Purchase Agreement, dated as of February 11, 2005 (as amended, modified or supplemented from time to time, the “Purchase Agreement”) by and between the Company and Laurus, (iii) the Common Stock Purchase Warrant, issued as of February 11, 2005 by the Company to Laurus (as amended and restated, amended, modified and supplemented from time to time, the “Initial Warrant”), (iv) the Common Stock Purchase Warrant, issued as of November 18, 2005 by the Company to Laurus (as amended and restated, amended, modified and supplemented from time to time, the “Additional Warrant”) and (v) the Forbearance Agreement, dated as of July 21, 2006 between the Company and Laurus (as amended, modified or supplemented from time to time, the “Forbearance Agreement” and, together with the Term Note, the Purchase Agreement, the Initial Warrant, the Additional Warrant and each other Related Agreement as defined in the Purchase Agreement, collectively, the “Documents” and each, a “Document” ). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the applicable Term Note and Purchase Agreement as applicable,

WHEREAS, the Company has failed to pay to Laurus when due certain payments and principal in respect of the Term Note as otherwise set forth in the Forbearance Agreement; and

WHEREAS, Laurus has agreed to waive on the terms and conditions set forth herein, the Events of Default that may have occurred and are continuing as a result of the failure by the Company to pay to Laurus when due accrued interest and principal in respect of the Term Note and, in consideration therefore and in consideration of the other agreements set forth herein;

WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Note, the Initial Warrant, the Additional Warrant and the Purchase Agreement as set forth herein;

WHEREAS, the Company and Laurus have agreed that the Company shall redeem $500,000 in principal amount of the Term Note; and

WHEREAS, the Company wishes to issue to Laurus a warrant in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, the “September 2006 Warrant”) in exchange for $750,000 in principal amount of the Term Note, which warrant is exercisable for up to 14,583,333 shares of the Company’s Common Stock (subject to adjustment as set forth therein) upon the cashless exercise by the holder thereof for an imputed exercise price of $0.01 per share in connection with this Amendment;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

WAIVER.

1. Upon the occurrence of the Amendment Effective Date (as defined below), Laurus hereby waives each Event of Default that may have arisen under Section 4.1 of the Term Note and Section 3 of the Forbearance Agreement solely as a result of the failure by the Company to pay Laurus the full amount of the August Repayment (as defined in the Forebearance Agreement) on August 1, 2006.

PARTIAL REDEMPTION OF THE TERM NOTE; EXCHANGE.

2. Pursuant to the terms and conditions set forth in this Agreement, on the Amendment Effective Date, (i) the Company shall redeem $500,000 in principal amount of the Term Note (the “Redemption”) by remitting to Laurus via wire transfer in immediately available funds to an account designated in writing by Laurus, and (ii) Laurus shall surrender to the Company, without any further consideration, the Term Note for cancellation of the $1,000,000 in principal amount outstanding thereunder after giving effect to the Redemption in exchange for (the “Exchange”) issuance by the Company of (x) the Second Amended and Restated Term Note in the form attached hereto as Exhibit B in the principal amount of $250,000 and (y) the September 2006 Warrant in the form attached hereto as Exhibit A exercisable for up to 14,583,333 shares of Common Stock of the Company (subject to adjustment as set forth therein), upon the cashless exercise by the holder thereof for an imputed exercise price of $0.01 per share.

AMENDMENTS

3. Purchase Agreement. Upon the occurrence of the Amendment Effective Date, the Purchase Agreement is hereby amended as follows:

(i) Section 2(a) of the Purchase Agreement is hereby amended by inserting the following sentence at the end thereof:

“The Warrants issued by the Company to Laurus as of (i) November 18, 2005 exercisable into 3,000,000 shares of Common Stock (as amended and restated, amended, modified and supplemented from time to time, the “November 2005 Warrant”) and (ii) September 18, 2006 exercisable into 14,583,333 shares of Common Stock (as amended and restated, amended, modified and supplemented from time to time, the “September 2006 Warrant”), shall each be deemed to be, together with the Warrant issued on the Closing Date, a “Warrant” as otherwise defined herein and shall be afforded all protections afforded a Warrant or Warrants as are set forth herein and in the Related Agreements with respect to representations, warranties and covenants of the Company.”

(ii) All references in the Purchase Agreement to “Convertible Note” and “Convertible Term Note” are hereby revised and replaced with the term “Term Note.”

(iii) All references in the Purchase Agreement to the Note or the Term Note being convertible into Common Stock of the Company, references to Common Stock issuable upon conversion of the Note or the Term Note and similar references are hereby deleted.

(iv) References in Section 5.8(a) of the Purchase Agreement to “Common Stock” are hereby deleted.

(v)  All references in the Purchase Agreement to “Note Shares” are hereby deleted.

(vi) Section 9 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: “9. Reserved.”

MISCELLANEOUS

4. Amendment Effective Date. Each amendment and waiver set forth herein shall be effective (the “Amendment Effective Date”) on the first date upon which (i) each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Amendment, (ii) the Company shall have repaid (without prepayment penalty) to Laurus $500,000 of the outstanding Principal Amount under the Term Note to effect the Redemption, (iii) the Company shall have executed before a witness, witnessed and delivered to Laurus the Second Amended and Restated Term Note, (iv) the Company shall have executed before a witness, witnessed and delivered to Laurus the Amended and Restated Initial Warrant (as defined in, and attached as an exhibit to, the Forebearance Agreement), (v) the Company shall have executed before a witness, witnessed and delivered to Laurus the Amended and Restated Additional Warrant (as defined in, and attached as an exhibit to, the Forebearance Agreement), (vi) the Company shall have executed before a witness, witnessed and delivered to Laurus the September 2006 Warrant, (vii) Laurus shall have delivered to the Company the Term Note for cancellation in exchange for the Second Amended and Restated Term Note and the September 2006 Warrant, and (viii) Laurus shall have delivered to the Company a proxy granting the Company the voting rights in respect of the Common Stock issuable upon exercise of the September 2006 Warrant in the form attached hereto as Exhibit C.

5. Acknowledgement of Outstanding Indebtedness. Upon consummation of the transactions contemplated under this Amendment, including, without limitation, the Redemption and the Exchange, Laurus hereby acknowledges and agrees that, as of such date after giving effect to such transactions, the outstanding principal amount of the Term Note shall equal $250,000 and the outstanding accrued and unpaid interest in respect of the Term Note as of the date hereof shall equal $41,093.75. Except as set forth in the preceding sentence, Laurus acknowledges and agrees that there is no other outstanding indebtedness due to Laurus or any affiliate of Laurus from the Company.

6. Representations, Warranties and Covenants. The Company hereby represents and warrants to Laurus that after giving effect to this Amendment: (i) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Documents (including, without limitation, in respect of the Amended and Restated Initial Warrant (as defined in the Forebearance Agreement), the Amended and Restated Additional Warrant (as defined in the Forebearance Agreement) and the September 2006 Warrant) are true, correct and complete; and (ii) on the date hereof, all of the Company’s covenant requirements set forth in the Documents have been met.

7. No Waiver of Other Defaults. Upon the occurrence and during the continuance of any further Events of Default that may occur after date of this Agreement, Laurus may, at its election, exercise any rights and remedies authorized by the Documents and/or applicable law. Laurus’ rights and remedies under the Documents shall be cumulative. Laurus shall have all other rights and remedies not inconsistent herewith or therewith as provided by law or in equity. No exercise by Laurus of one right or remedy shall be deemed an election, and no waiver by Laurus of any Event of Default on the part of the Company shall be deemed a continuing waiver. No delay by Laurus shall constitute a waiver, election, or acquiescence by it.

8. Further Assurances. The Company will take such other actions as Laurus may reasonably request from time to time to accomplish the objectives of this Agreement.

9. Registration Rights. If at any time after the date hereof there is not an effective registration statement covering the shares of Common Stock of the Company issuable upon exercise of the Amended and Restated Initial Warrant (as defined in the Forebearance Agreement), the Amended and Restated Additional Warrant (as defined in the Forebearance Agreement) or the September 2006 Warrant (collectively, the “Shares”) and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”), of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with a stock option or other employee benefit plans, then the Company shall include in such registration statement all of such Shares to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights. The Company’s registration obligations pursuant to this paragraph shall continue until the earlier of: (a) the date when all of the Shares have been sold publicly by Laurus pursuant to an effective registration statement; or (b) the date when all of the Shares may be sold without restriction pursuant to Rule 144(k) under the Securities Act.

10. No Other Changes. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Term Notes, Purchase Agreements or Reg. Rights Agreements, and all of the other forms, terms and provisions of the Term Notes and the Purchase Agreements remain in full force and effect.

11. Limited References. From and after the Amendment Effective Date, all references to the Term Note, the Purchase Agreement, the Initial Warrant and the Additional Warrant shall be deemed to be references to the Term Note, the Purchase Agreement, the Initial Warrant and the Additional Warrant as modified hereby.

12. Governing Law; Assignments; Counterparts. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be signed in its name effective as of this 18th day of September 2006.

SCIENCE DYNAMICS CORPORATION

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

EXHIBIT A

SEPTEMBER 2006 WARRANT

EXHIBIT B

AMENDED AND RESTATED TERM NOTE

EXHIBIT C

IRREVOCABLE PROXY